NEWS RELEASE DATE: August 9, 2018 CONTACT: Dan Lombardo, InvenTrust Properties Corp. 630-570-0605 or dan.lombardo@inventrustproperties.com InvenTrust Properties Corp. Announces Leadership Enhancements * Appoints Amanda Black to Board of Directors * Promotes Christy David to Executive Vice President, General Counsel and Corporate Secretary Downers Grove, Ill. – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) today announced a series of appointments to further enhance the Company’s Board of Directors and executive leadership teams. Effective immediately, Amanda Black has been appointed to the InvenTrust Board of Directors. Ms. Black currently serves as a Managing Director and Regional Portfolio Manager of Northwood Securities, a privately held real estate investment advisory firm, and brings considerable experience in global real estate research and investments to the InvenTrust Board. Ms. Black will join the Board as a member of the Audit Committee. The Company also announced today that Christy David, Senior Vice President, General Counsel and Secretary, has been promoted to Executive Vice President, General Counsel and Corporate Secretary. “The appointment of Amanda to the Board and the promotion of Christy to EVP and General Counsel further enhance our governance, corporate oversight and commitment to diversity across all levels of the Company,” said Paula J. Saban, Chairperson of the Board of InvenTrust. “From a Board perspective, Amanda brings considerable expertise creating and executing real estate investment strategies across a number of organizations, and I look forward to working together to execute on the Company’s strategy.” Thomas McGuinness, President and CEO of InvenTrust added, “Amanda’s experience managing global real estate investment portfolios will provide valuable insight to the Board and contribute to the continued oversight of our strategy as we continue acquiring high quality, grocery-anchored assets in key growth markets.” Ms. Black commented, “I am excited to join the InvenTrust Board and look forward to leveraging my expertise and perspective to support the Company’s execution of its disciplined portfolio strategy.” Mr. McGuinness added, “Since joining InvenTrust in 2014, Christy has served as an important legal, corporate, and strategic advisor and liaison between the Board and management. Her numerous contributions include playing a role in key operational and governance initiatives through her direct involvement in several complex corporate transactions and spin-offs as well as the establishment of the Company’s strong corporate governance program. Our entire team congratulates Christy on this promotion and we look forward to having someone with her passion, talent and integrity in this role.” In connection with her promotion, the corporate risk and insurance teams will now report to Ms. David in the coming weeks. About Amanda Black Ms. Black serves as a Managing Director and Regional Portfolio Manager of Northwood Securities, where she is responsible for managing all of the firm’s North American investments. Prior to joining Northwood Securities, she was a Senior Vice President and Portfolio Manager at Ascent Investment Advisors, where she co-managed a global REIT mutual fund and hedge fund for almost four years. Previously, Ms. Black served as a Vice President at Colony Capital where she was Co-Portfolio Manager for a long-short global real estate hedge fund and a long-only international real estate fund. She also previously served as a Director at UBS Investment Bank where she led portfolio management of the UBS Proprietary U.S. Real Estate Long-Short Equity Portfolio. Ms. Black received a B.S. in Business and Administration from Southern Illinois University and an MBA with an emphasis on International Business from Saint Louis University. She earned her CPA license in 2001 and her CFA designation in 2005. About Christy David Ms. David has served as InvenTrust’s General Counsel since 2017. She joined InvenTrust in 2014 as Managing Counsel – Transactions and held that position until November 2016 when she was named Vice President, Deputy General Counsel and Secretary. Prior to that, Ms. David served at the Inland Group Inc., managing, reviewing and drafting legal documents and matters for InvenTrust’s acquisitions, dispositions, corporate contracts and spin-offs. Prior to joining the Inland Group, Ms. David served as an Associate Attorney at The Thollander Law Firm and served in various roles at David & Associates. Ms. David serves on the Ravinia Associates Board and Nominating Committee. Ms. David received a Juris Doctor from Washington University School of Law and a Bachelor of Business Administration in Finance from Loyola University. About InvenTrust Properties Corp. InvenTrust Properties Corp. is a pure-play retail company with a focus on acquiring grocery-anchored open-air centers in key growth markets with favorable demographics. This disciplined acquisition strategy, along with our innovative and collaborative property management approach, ensures the success of both our tenants and business partners and drives net operating income growth for the Company. InvenTrust became a self-managed REIT in 2014 and a GRESB member in 2018. As of March 31, 2018, the company is an owner and manager of 81 retail properties, representing 14.2 million square feet of retail space. Forward-Looking Statements Disclaimer Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see our filings with the securities and Exchange Commission (“SEC”), including the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.